                                                                    Exhibit 23.1





                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Noven Pharmaceuticals, Inc. on Form S-8 of our report dated February 13, 1998, appearing in the Annual Report on Form 10-K of Noven Pharmaceuticals, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida
September 18, 1998